UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2013
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 30, 2013, TOR Minerals International, Inc. (the "Company") announced its financial results for the first quarter ended March 31, 2013. Highlights for the first quarter of 2013 as compared to the first quarter of 2012 included:

  1Q13 revenue decreased 11% to $11.4 million
  1Q13 diluted net loss of $75,000 versus 1Q12 diluted net income of $1.4 million
  1Q13 diluted loss per share : ($0.03) versus 1Q12 diluted EPS: $0.41
  Shareholders' equity as of March 31, 2013 increased to $13.48 per diluted share, versus $10.36 at the same time last year
Revenue by Product Group (in 000's)	1Q13	1Q12	% Change
TiO2 Pigments	$4,619	$6,135	-25%
Specialty Aluminas	4,734	4,742	0%
Other *	2,074	1,931	7%
Total	$11,427	$12,808	-11%

* BARYPREM sales have been reclassified from Specialty Aluminas to "Other" which consists of Barium Sulfate and Other Specialty Minerals to make comparisons more meaningful.

Net sales decreased 11 percent during the first quarter of 2013, as a 25 percent decrease in TiO2 Pigment sales was only partially offset by a flat year-over-year comparison in specialty alumina sales and a 7 percent increase in other specialty minerals.  As expected, sales volumes of Titanium dioxide (TiO2) pigment products, which include HITOX®, TIOPREM® and synthetic rutile (SR) products, continued to be adversely affected by weakness in the broader market for TiO2.  Pricing of TiO2 products were relatively unchanged year over year.  The flat comparison in Specialty alumina sales, which includes the ALUPREM®, HALTEX® and OPTILOAD®, was primarily related to the order patterns of a large U.S. customer and shift in product mix to lower priced products, offsetting increasing sales in Europe.  Barium Sulfate and other product sales increased 7 percent, primarily due to increased volumes from new and existing BARTEX® customers in the United States.

During the first quarter of 2013, gross margin decreased to 13.1 percent of sales, versus 24.9 percent during the same period a year ago.  Almost half of the decrease in gross margin was related to lower utilization of the SR production plant in Malaysia.  As previously disclosed, the Company's SR production plant was shut down for the entire first quarter to perform significant construction and maintenance work. In addition to lower fixed cost absorption at the Malaysia plant, lower sales volumes and increased input costs also contributed to the decrease in gross margin.  Pricing for TiO2 pigments and Aluminas were relatively unchanged year over year.  Operating expenses increased 9.6 percent to $1.4 million, primarily related to increased staffing levels and research and development expenses.  During the first quarter, the net loss available to common shareholders was ($75,000), or ($0.03) per diluted share, as compared to net income of $1.4 million, or $0.41 per diluted share, during the same period a year ago.

2

"While improving, inflated customer inventory levels and soft demand trends have led to decreased volumes and pricing across the TiO2 industry.  We expect these market conditions to persist through the first half of 2013 and will likely continue to negatively affect both sales volumes for our TiO2 pigments and third-party sales of SR for the next several quarters.  Due to the value-added nature of our TiO2 products, relative to commodity TiO2 producers, we have been able to maintain pricing discipline.  In addition, we continue to innovate and have had success with our new TiO2 product, TIOPREM, which saw a 73 percent growth during the first quarter and represented 13 percent of TiO2 product sales. Longer term, we believe the demand and supply characteristics in the TiO2 industry will continue to create attractive opportunities for TOR Minerals, as customers increasingly discover the value-added attributes of substituting our HITOX® and TIOPREM® products for commodity TiO2," said Dr. Olaf Karasch.  "On the cost side, we expect near-term profitability to continue to be negatively affected by increased costs of raw materials and energy.  However, fixed cost absorption in our Malaysian SR plant should improve through the balance of the year as we have reduced SR inventory levels and we expect the incremental investments in improvements at our Malaysian SR plant to improve yields and reduce our production costs."

"While near-term pressure may impede our ability to deliver growth in our TiO2 business during the next several quarters, we expect continued growth in our specialty alumina and other product categories during 2013.  Our strategic focus remains on product innovation and continued reduction in our production costs with an objective to deliver on our targeted growth of 15% to 20% over the next three to five years" concluded Dr. Karasch.

TOR Minerals will host a conference call at 4:00 p.m. Central Time on April 30, 2013, to further discuss first quarter results. The call will be simultaneously Webcast, and can be accessed via the News section on the Company's website, www.torminerals.com.  Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 412700.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slowdown in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

3

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	99.1	Press Release, dated April 30, 2013, announcing the Company's first quarter ended March 31, 2013 financial results
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: April 30, 2013	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 30, 2013, announcing the Company's first quarter ended March 31, 2013 financial results
4